Exhibit 99.1
Contacts:
Bob Newell
Vice President, Finance and Operations, Chief Financial Officer
Cardica, Inc.
(650) 331-7166
investors@cardica.com
Daryl Messinger
WeissComm Partners, Inc.
(415) 999-2361
daryl@weisscommpartners.com
CARDICA APPOINTS JEFFREY L. PURVIN TO BOARD OF DIRECTORS
REDWOOD CITY, Calif. – August 24, 2006 – Cardica, Inc. (Nasdaq:CRDC) today announced that the company’s Board of Directors has appointed Jeffrey L. Purvin to the Board of Directors.
Mr. Purvin, who was most recently the chairman and chief executive officer of Metrika, Inc., brings to Cardica over 25 years of experience in the pharmaceutical, consumer, dental and medical device industries.
“Jeff’s knowledge of the medical device industry and his wealth of commercial experience will contribute significantly to Cardica as we continue to expand our business infrastructure and grow our product line,” said Bernard A. Hausen, M.D., Ph.D., president and chief executive officer of Cardica, Inc.
In July 2006, Mr. Purvin successfully led Metrika, a privately held manufacturer and marketer of multi-use disposable diabetes monitoring products, to the completion of its sale to the Bayer Group. Prior to joining Metrika in 2004, Mr. Purvin was president of the Interventional Products Division of Datascope Corporation, a diversified medical device company, where he had worldwide management responsibility for interventional cardiology and radiology medical devices sold to hospitals. Before Datascope, Mr. Purvin spent more than 20 years at GlaxoSmithKline, where he concluded his service as vice president, general manager. Mr. Purvin earned his MBA in marketing at The Wharton School, University of Pennsylvania and his BA in psychology from Brown University.
About Cardica, Inc.
Cardica designs and manufactures automated anastomosis systems for coronary artery bypass graft (CABG) surgery. By replacing hand-sewn sutures with easy-to-use automated systems, Cardica provides cardiovascular surgeons with rapid, reliable and consistently reproducible anastomoses, or connections of blood vessels, often considered the most critical aspect of the CABG procedure.
Cardica’s C-Port® Distal Anastomosis System is marketed in Europe and the United States. The PAS-Port® Proximal Anastomosis System is marketed in Europe and Japan and is being evaluated in a pivotal trial in the United States and Europe. Cardica also is developing additional devices to facilitate vascular and other surgical procedures. Go to www.cardica.com for more information.
Forward Looking Statements
This press release contains “forward-looking” statements, including statements relating to expansion of Cardica’s business infrastructure and growth of its product line. Any statements contained in this press release that are not historical facts may be deemed to be forward-looking statements. The words “believe,” “plan,” “expect,” “estimate,” “intend” and “will” or similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Cardica’s results to differ materially from those indicated by these forward-looking statements, including risks associated with market acceptance of Cardica’s C-Port Distal Anastomosis System, manufacturing of the C-Port Distal Anastomosis System, Cardica’s sales, marketing and distribution strategy and capabilities, Cardica’s ability to obtain U.S. regulatory approval of the C-Port xA Distal Anastomosis System, the timing and success of pre-clinical studies of and other development activities related to the X-Port Vascular Access Closure Device, the timing and success of development activities related to the C-Port Flex A Anastomosis System and the timing of completion and success of the multi-national clinical trial using Cardica’s PAS-Port system, as well as other risks detailed from time to time in Cardica’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Cardica does not undertake any obligation to update forward-looking statements. You are encouraged to read the Company’s reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov.